EXHIBIT 10(w)

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment (the "Amendment") is made as of the 5th day of January, 1996, to that certain Employment Agreement (the "Employment Agreement") dated as of March 19, 1990, by and among Central Sprinkler Company (the "Company"), Central Sprinkler Corporation (the "Parent Company") and George G. Meyer (the "Employee"). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Employment Agreement.

         WHEREAS, the parties hereto desire to amend the Employment Agreement to add a provision relating to bonus payments.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         1.  Restatement of Section 4.3.  Section 4.3 of the
Employment Agreement is hereby amended and restated in its entirety as follows:

             "4.3 Bonus. In addition to all other compensation payable to the Employee hereunder, for each fiscal year during the period beginning November 1, 1989 and continuing through October 31, 1994, the Company shall pay to the Employee an annual bonus in an amount equal to $12.50 for each $1,000 increase over the Parent Company's consolidated net profits for the 1985 fiscal year. For each fiscal year during the period beginning November 1, 1994 and continuing through the end of the Employment Term, the Company shall pay to the Employee an annual bonus in an amount equal to $7.50 for each $1,000 increase over the Parent Company's consolidated net profits for the 1985 fiscal year. For purposes of this Section 4.3, "consolidated net profits" means the Parent Company's profits, following all deductions made for federal and state taxes, for the period specified as computed by the Parent Company and then reviewed by its regularly engaged public accountants in accordance with the Parent Company's regular accounting policies. The bonus for each such fiscal year shall be paid to the Employee no later than 30 days after the Parent Company's accountants deliver final financial statements to the Parent Company for the fiscal year for which such bonus is paid. For any period for which the Employee's bonus shall be based on less than a full year, the computation of net profits shall be made in the same manner as for a full fiscal year, except that it shall be done only for those full months for which the Employee shall have been employed under this Agreement."



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    2. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto upon the same instrument.

    3. Miscellaneous. Except as herein modified and amended, all terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                  CENTRAL SPRINKLER COMPANY

                                  By: /s/William J. Meyer
                                      ------------------------
                                  Name:  William J. Meyer
                                  Title:

                                  CENTRAL SPRINKLER CORPORATION

                                  By: /s/Winston J. Churchill
                                      ------------------------
                                  Name:  Winston J. Churchill
                                  Title:

                                      /s/George G. Meyer
                                      ------------------------
                                      George G. Meyer


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